Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS ANNOUNCES THIRD FISCAL QUARTER 2015 RESULTS

HILLIARD, Ohio – (February 5, 2015) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced financial results for the third fiscal quarter ended December 31, 2014.

Third Fiscal Quarter 2015 Highlights

•	Quarterly net sales increased 6.4%

•	Adjusted EBITDA of $27.7 million

•	Adjusted earnings per fully converted share of $0.03

•	Company updates fiscal year 2015 guidance

Joe Chlapaty, Chairman and Chief Executive Officer of ADS commented, “During the third fiscal quarter, net sales increased 6.4% compared to the prior year, resulting in a net sales increase of 9.4% for the first nine months of the fiscal year 2015. During the quarter, we continued to experience solid growth in our Domestic and International markets. We also generated sales growth in our Allied Products, led by our StormTech and Nyloplast product lines. While we realized continued growth in the quarter versus the prior year, we were negatively impacted by two important factors. First, inclement weather in the northern states produced a late agricultural harvest and delayed some construction, which impacted our growth rates. Secondly, we anticipated raw material prices would moderate, but the timing of price declines were delayed due to unforeseen industry shortages of resin during the quarter, which negatively impacted profitability.”

Business activity recovered in December, reflecting improved weather conditions. This continued into the fourth quarter with December and January combined net revenue increasing 28% compared to the prior year.

Chlapaty continued, “As we look to the fourth quarter and beyond, we are confident in the continued conversion of alternative materials to HDPE and other ADS pipe options, growth in Allied Products, improvement in International operations and the positive impact of the recently completed Ideal Pipe acquisition in Canada. We also believe we are well positioned to capture the benefits of a more favorable commodity cost environment (both raw material costs and fuel costs), which combined with higher sales volumes and greater operating leverage, should produce improved profitability in fiscal 2016.”

ADVANCED DRAINAGE SYSTEMS, INC.        4640 TRUEMAN BOULEVARD,         HILLIARD, OH 43026 TEL: 614 / 658-0050        800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

Third Quarter Results

Gross profit increased $0.3 million, or 0.6%, to $50.1 million for the third fiscal quarter of 2015, compared to $49.8 million for the same period last year. As a percentage of net sales, gross profit was 18.0% compared to 19.0% for the prior year period. The decline in gross margins was largely attributed to raw material prices increasing 13.6% as compared to the prior year third quarter.

The Company reported Adjusted EBITDA of $27.7 million in the third fiscal quarter of 2015 compared to Adjusted EBITDA of $29.5 million, a decline of 6.1%. As a percentage of net sales, Adjusted EBITDA was 10.0% in the third fiscal quarter compared to 11.3% in the year ago period.

Adjusted Earnings per fully converted share (Non-GAAP) for the third fiscal quarter of 2015 was $0.03 per share based on weighted average fully converted shares of 73.3 million, improved from an adjusted loss per fully converted share of $0.12 per share for the prior year. On a year-to-date basis for the first nine months, adjusted earnings per fully converted share totaled $0.62 per share compared to $0.45 per share for the prior year.

A reconciliation of GAAP to Non-GAAP financial measures for adjusted EBITDA and adjusted earnings per fully converted share has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

For the first nine months of fiscal 2015, the Company recorded net cash provided by operating activities of $85.4 million compared to $88.1 million for the same period last year. Long Term Debt was reduced by $115.6 million during the nine months ended December 31, 2014 (including a reduction of $59.2 million in the third quarter of fiscal 2015), paid for by net proceeds from the IPO of $72.1 million completed in late July and cash flow generated from stronger earnings.

Fiscal Year 2015 Outlook

Based on current visibility, backlog of existing orders and business trends, the Company updated its financial targets for fiscal year 2015. Net sales for fiscal year 2015 are forecasted to be in the range of $1.185 billion to $1.2 billion, while the outlook for adjusted EBITDA has been lowered to a range of $156 to $160 million. Capital expenditures are expected to be approximately $35 million. Mark Sturgeon, Executive Vice President and Chief Financial Officer of ADS noted, “Our updated guidance reflects the impact of the sudden increase in

ADVANCED DRAINAGE SYSTEMS, INC.        4640 TRUEMAN BOULEVARD,         HILLIARD, OH 43026 TEL: 614 / 658-0050        800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

raw material prices on our adjusted EBITDA and the weather impact on our top-line performance during the third quarter. In addition, given the seasonally low sales environment in our fiscal fourth quarter, we do not anticipate capturing all of the sales that were deferred this quarter due to inclement weather. While volatile resin prices and weather adversely impacted our performance during the quarter, the underlying fundamentals of our business remain strong and we are confident in our strategy to drive above-market growth and operating leverage over time.”

Sturgeon continued, “We generated strong cash flows during the third quarter, which enabled us to bring our net debt-to-EBITDA ratio to 2.28, within our target range of 2 to 3 times. As we look ahead, our priorities for capital deployment remain focused on investments and capital expenditures in our business to drive organic growth, targeted acquisition opportunities that extend our product leadership and complement our existing offering, and enhancements to shareholder returns.”

Webcast Information

The Company will host an investor conference call and webcast on Thursday, February 5, 2015 at 10:00 a.m. Eastern Time. The live call can be accessed by dialing 1-877-317-6789 (US toll-free) or 1-412-317-6789 (international) and asking to be connected to the Advanced Drainage Systems, Inc. call. The live webcast will also be accessible via the “Events Calendar” section of the Company’s Investor Relations website, www.investors.ads-pipe.com. An archived version of the webcast will be available for 90 days following the call.

About ADS

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 29 distribution centers. To learn more about the ADS, please visit the Company’s website at www.ads-pipe.com.

ADVANCED DRAINAGE SYSTEMS, INC.        4640 TRUEMAN BOULEVARD,         HILLIARD, OH 43026 TEL: 614 / 658-0050        800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). ADS management uses non-US GAAP measures in its analysis of the Company’s performance. Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADVANCED DRAINAGE SYSTEMS, INC.        4640 TRUEMAN BOULEVARD,         HILLIARD, OH 43026 TEL: 614 / 658-0050        800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

For more information, please contact:

Michael Higgins

(614) 658-0050

Mike.Higgins@ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC.        4640 TRUEMAN BOULEVARD,         HILLIARD, OH 43026 TEL: 614 / 658-0050        800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

Financial Statements

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands, except per share data)	2013	2014	2013	2014
Net sales	$261,435	$278,176	$887,777	$971,197
Cost of goods sold	211,671	228,059	698,791	766,605

Gross profit	49,764	50,117	188,986	204,592
Operating expenses:
Selling	16,590	19,275	52,433	58,283
General and administrative	18,778	19,519	54,354	58,930
Gain on sale of business	—	—	(4,848)	—
Intangible amortization	2,854	2,356	8,576	7,635

Income from operations	11,542	8,967	78,471	79,744
Other (income) expense:
Interest expense	3,893	4,056	11,860	13,009
Other miscellaneous (income) expense, net	(418)	5,212	398	5,219

Income (loss) before income taxes	8,067	(301)	66,213	61,516
Income tax expense (benefit)	17,537	(1,248)	40,845	22,509
Equity in net loss of unconsolidated affiliates	369	448	714	1,071

Net (loss) income	(9,839)	499	24,654	37,936
Less net income attributable to noncontrolling interest	485	866	1,360	1,672

Net (loss) income attributable to ADS	(10,324)	(367)	23,294	36,264

Change in fair value of Redeemable Convertible Preferred Stock	(4,697)	—	(8,492)	(11,054)
Dividends to Redeemable Convertible Preferred Stockholders	(209)	(298)	(640)	(377)
Dividends paid to unvested restricted stockholders	(8)	(9)	(47)	(9)

Net (loss) income available to common stockholders and participating securities	(15,238)	(674)	14,115	24,824
Undistributed income allocated to participating securities	—	—	(1,184)	(2,650)

Net (loss) income available to common stockholders	$(15,238)	$(674)	$12,931	$22,174

Weighted average common shares outstanding:
Basic	47,251	52,986	46,976	50,691
Diluted	47,251	52,986	47,480	51,206
Net (loss) income per share:
Basic	$(0.32)	$(0.01)	$0.28	$0.44
Diluted	$(0.32)	$(0.01)	$0.27	$0.43
Cash dividends declared per share	$0.03	$0.04	$0.08	$0.04

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
(Amounts in thousands, except par value)	March 31, 2014	December 31, 2014
ASSETS
Current assets:
Cash	$3,931	$10,753
Receivables (less allowance for doubtful accounts of $3,977 and $4,116, respectively)	150,713	162,478
Inventories	260,300	230,949
Deferred income taxes and other current assets	13,555	13,984

Total current assets	428,499	418,164
Property, plant and equipment, net	292,082	283,104
Other assets:
Goodwill	86,297	86,231
Intangible assets, net	66,184	57,580
Other assets	64,533	66,556

Total assets	$937,595	$911,635

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt obligations	$11,153	$11,700
Accounts payable	108,111	70,197
Other accrued liabilities	37,956	42,260
Accrued income taxes	7,372	16,083

Total current liabilities	164,592	140,240
Long-term debt obligation	442,895	326,725
Deferred tax liabilities	69,169	63,663
Other liabilities	15,324	20,448

Total liabilities	691,980	551,076

Mezzanine equity:
Redeemable Common Stock; $0.01 par value: 38,320 and 0 issued and outstanding, respectively	549,119	—
Redeemable Convertible Preferred Stock; $0.01 par value: 47,070 authorized: 44,170 issued: 26,129 and 25,797 outstanding, respectively	291,720	322,469
Deferred compensation – unearned ESOP shares	(197,888)	(217,137)

Total mezzanine equity	642,951	105,332

Stockholders’ equity:
Common stock; $0.01 par value: 148,271 and 1,000,000 authorized: 109,951 and 153,560 issued: 9,141 and 53,204 outstanding, respectively	11,957	12,393
Paid-in capital	22,547	679,393
Common stock in treasury, at cost	(448,439)	(446,479)
Accumulated other comprehensive loss	(5,977)	(10,568)
Retained earnings	—	—

Total ADS stockholders’ equity	(419,912)	234,739
Noncontrolling interest in subsidiaries	22,576	20,488

Total stockholders’ equity	(397,336)	255,227

Total liabilities, mezzanine equity and stockholders’ equity	$937,595	$911,635

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended December 31,
(Amounts in thousands)	2013	2014
Cash Flows from Operating Activities	$88,104	$85,404

Cash Flows from Investing Activities
Capital expenditures	(27,097)	(21,477)
Proceeds from sale of business	5,877	—
Investment in unconsolidated affiliate	(6,285)	(7,566)
Other investing activities	(2,611)	(2,829)

Net cash used in investing activities	(30,116)	(31,872)

Cash Flows from Financing Activities
Cash dividends paid	(4,615)	(2,383)
Redemption of Redeemable Convertible Preferred Stock	(3,889)	—
Proceeds from Senior Notes	25,000	—
Proceeds from term loan	100,000	—
Payments on term loan	(78,750)	(4,375)
Payments of notes, mortgages, and other debt	(1,275)	(1,948)
Proceeds from Revolving Credit Facility	301,300	250,200
Payments on Revolving Credit Facility	(390,000)	(359,500)
Proceeds from initial public offering of common stock, net of underwriter discounts and commissions	—	79,131
Payments for deferred initial public offering costs	—	(6,499)
Other financing activities	(1,785)	(869)

Net cash used in by financing activities	(54,014)	(46,243)

Effect of exchange rate changes on cash and cash equivalents	—	(467)

Net change in cash and equivalents	3,974	6,822
Cash and equivalents at beginning of period	1,361	3,931

Cash and equivalents at end of period	$5,335	$10,753

ADVANCED DRAINAGE SYSTEMS, INC. AND SUBSIDIARIES

SEGMENT REPORTING

(unaudited)

The following table sets forth reportable segment information with respect to the amount of net sales contributed by each class of similar products of our consolidated gross profit in the three and nine months ended December 31, 2013 and 2014, respectively:

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands)	2013	2014	2013	2014
Domestic
Pipe	171,361	179,275	584,567	638.454
Allied Products	55,308	59,236	193,763	211,181

Total Domestic	$226,669	$238,511	$778,330	$849,635

International
Pipe	28,477	33,212	88,126	99,571
Allied Products	6,289	6,453	21,321	21,991

Total International	$34,766	$39,665	109,447	121,562

Total net sales	$261,435	$278,176	$887,777	$971,197

The following sets forth certain additional financial information attributable to our reportable segments for the three and nine months ended December 31, 2013, and 2014, respectively:

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands)	2013	2014	2013	2014
Net sales
Domestic	226,669	238,511	778,330	849,635
International	34,766	39,665	109,447	121,562

Total	$261,435	$278,176	$887,777	$971,197

Gross profit
Domestic	42,588	43,549	165,418	182,911
International	7,176	6,568	23,568	21,681

Total	$49,764	$50,117	$188,986	$204,592

Segment Adjusted EBITDA
Domestic	26,362	25,405	118,242	127,298
International	3,096	2,279	12,325	10,049

Total	$29,458	$27,684	$130,567	$137,347

Interest expense, net
Domestic	3,882	4,047	11,815	12,985
International	11	9	45	24

Total	$3,893	$4,056	$11,860	$13,009

Capital expenditures
Domestic	4,841	4,822	24,087	19,657
International	556	1,012	3,010	1,820

Total	$5,397	$5,834	$27,097	$21,477

Depreciation and amortization
Domestic	12,870	12,262	38,439	37,214
International	1,187	1,242	3,606	3,776

Total	$14,057	$13,504	$42,045	$40,990

Equity in net income (loss) of unconsolidated affiliates
Domestic	112	(92)	226	312
International	(481)	(356)	(940)	(1,383)

Total	$(369)	$(448)	$(714)	$(1,071)

Reconciliation of Non-GAAP Measures

We present EBITDA and Adjusted EBITDA because they are key metrics used by management and our board of directors to assess our financial performance, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures.

EBITDA is calculated as net income attributable to ADS before interest, income taxes, depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before stock-based compensation expense, non-cash charges and certain other expenses.

EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity. They should not be considered as alternatives to net income as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP. In addition, they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. EBITDA and Adjusted EBITDA contain certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as stock based compensation expense, derivative fair value adjustments, and foreign currency transaction losses.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to Net (Loss) Income attributable to ADS, the most comparable GAAP measure, for each of the periods indicated:

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands)	2013	2014	2013	2014
Net (loss) income attributable to ADS	$(10,324)	$(367)	$23,294	$36,264
Depreciation and amortization (a)	14,411	14,098	43,076	42,856
Interest expense, net	3,893	4,056	11,860	13,009
Income tax expense (benefit)	17,537	(1,248)	40,845	22,509

EBITDA	25,517	16,539	119,075	114,638
Derivative fair value adjustments	(184)	6,054	54	6,217
Foreign currency transaction losses (gains)	338	(561)	251	(636)
Unconsolidated affiliates interest and tax	119	760	347	1,173
Management fee to minority interest holder JV	135	324	739	882
Share-based compensation	1,216	1,542	2,640	5,958
ESOP deferred compensation	2,317	2,690	7,343	8,064
Transaction costs (b)	—	336	118	1,051

Adjusted EBITDA	$29,458	$27,684	$130,567	$137,347

(a)	Includes our proportionate share of depreciation and amortization expense of $354 and $594 for the three months ended December 31, 2013 and 2014, respectively, and $1,031 and $1,866 for the nine months ended December 31, 2013 and 2014, respectively, related to our South American joint venture, BaySaver joint venture and Tigre-ADS USA joint venture, which is included in Equity in net loss of unconsolidated affiliates in our Condensed Consolidated Statements of Income.
(b)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the IPO and Secondary Public Offering.

The following table presents a reconciliation of Segment Adjusted EBITDA to Net (Loss) Income attributable to ADS, the most comparable GAAP measure, for each of the periods indicated:

Reconciliation of Segment EBITDA and Adjusted Segment EBITDA to Net (Loss) Income

	Three Months Ended December 31,		Three Months Ended December 31,
	2013		2014
(Amounts in thousands)	Domestic	International	Domestic	International
Reconciliation of Segment EBITDA and Segment Adjusted EBITDA to Net (Loss) Income
Net (loss) income attributable to ADS	$(10,840)	$516	$(935)	$568
Depreciation and amortization (a)	12,868	1,543	12,465	1,633
Interest expense, net	3,882	11	4,047	9
Income tax expense (benefit)	17,103	434	(1,495)	247

Segment EBITDA	23,013	2,504	14,082	2,457
Derivative fair value adjustments	(184)	—	6,310	(256)
Foreign currency transaction losses (gains)	—	338	—	(561)
Unconsolidated affiliates interest and tax	—	119	445	315
Management fee to minority interest holder JV	—	135	—	324
Share-based compensation	1,216	—	1,542	—
ESOP deferred compensation	2,317	—	2,690	—
Transaction costs (b)	—	—	336	—

Segment Adjusted EBITDA	$26,362	$3,096	$25,405	$2,279

(a)	Includes our proportionate share of depreciation and amortization expense of $354 and $594 related to our South American joint venture, BaySaver joint venture and Tigre-ADS USA joint venture, which is included in Equity in net loss of unconsolidated affiliates in our Condensed Consolidated Statements of Income for the three months ended December 31, 2013 and 2014, respectively.
(b)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the IPO and Secondary Public Offering.

Reconciliation of Segment EBITDA and Adjusted Segment EBITDA to Net Income

	Nine Months Ended December 31,		Nine Months Ended December 31,
	2013		2014
(Amounts in thousands)	Domestic	International	Domestic	International
Reconciliation of Segment EBITDA and Segment Adjusted EBITDA to Net Income
Net income attributable to ADS	$18,835	$4,459	$33,119	$3,145
Depreciation and amortization (a)	38,439	4,637	37,863	4,993
Interest expense, net	11,815	45	12,985	24
Income tax expense	38,998	1,847	21,246	1,263

Segment EBITDA	108,087	10,988	105,213	9,425
Derivative fair value adjustments	54	—	6,473	(256)
Foreign currency transaction losses	—	251	—	(636)
Unconsolidated affiliates interest and tax	—	347	539	634
Management fee to minority interest holder JV	—	739	—	882
Share-based compensation	2,640	—	5,958	—
ESOP deferred compensation	7,343	—	8,064	—
Transaction costs (b)	118	—	1,051	—

Segment Adjusted EBITDA	$118,242	$12,325	$127,298	$10,049

(a)	Includes our proportionate share of depreciation and amortization expense of $1,031 and $1,866 related to our South American joint venture, BaySaver joint venture and Tigre-ADS USA joint venture, which is included in Equity in net loss of unconsolidated affiliates in our Condensed Consolidated Statements of Income for the nine months ended December 31, 2013 and 2014, respectively.
(b)	Represents expenses recorded related to legal, accounting and other professional fees incurred in connection with our debt refinancing and completion of the IPO and Secondary Public Offering.

Adjusted Earnings per Fully Converted Share, Adjusted Net Income and Weighted Average Fully Converted Common Shares Outstanding, which are non-GAAP measures, are supplemental measures of financial performance that are not required by, or presented in accordance with GAAP. We calculate Adjusted earnings per fully converted share (Non-GAAP), Adjusted Net Income (Non-GAAP), and Weighted average fully converted common shares outstanding (Non-GAAP), by adjusting our Net (Loss) income available to common shareholders, Net income per share - Basic and Weighted average common shares outstanding – Basic, the most comparable GAAP measures.

To effect this adjustment, we have (1) removed the adjustment for the change in fair value of Redeemable Convertible Preferred Stock classified as mezzanine equity from the numerator of the Net income per share - Basic computation, (2) added back the dividends to Redeemable Convertible Preferred Stockholders and dividends paid to unvested restricted stockholders, (3) made corresponding adjustments to the amount allocated to participating securities under the two-class earnings per share computation method, and (4) added back ESOP deferred compensation attributable to the shares of redeemable convertible preferred stock allocated to employee ESOP accounts during the applicable period, which is a non-cash charge to our earnings and not deductible for income tax purposes.

We have also made adjustments to the Weighted average common shares outstanding – Basic to assume, (1) share conversion of the Redeemable Convertible Preferred Stock to outstanding shares of common stock and (2) add shares of outstanding unvested restricted stock.

Adjusted Earnings Per Fully Converted Share (Non-GAAP) is included in this report because it is a key metric used by management and our board of directors to assess our financial performance. Adjusted Earnings Per Fully Converted Share (Non-GAAP) is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The following table presents a reconciliation of Adjusted Earnings Per Fully Converted Share (Non-GAAP), and the corresponding Weighted Average Fully Converted Common Shares Outstanding (Non-GAAP) to our Net income per share and corresponding Weighted average common shares outstanding amounts, the most comparable GAAP measure, for each of the periods indicated.

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands, except per share data)	2013	2014	2013	2014
Net (loss) income available to common shareholders	$(15,238)	$(674)	$12,931	$22,174
Weighted Average Common Shares Outstanding – Basic	47,251	52,986	46,976	50,691
Net (loss) income per share – Basic	$(0.32)	$(0.01)	$0.28	$0.44
Adjustments to net income available to common shareholders:
Change in fair value of Redeemable Convertible Preferred Stock	4,697	—	8,492	11,054
Dividends to Redeemable Convertible Preferred Stockholders	209	298	640	377
Dividends paid to unvested restricted stockholders	8	9	47	9
Undistributed income allocated to participating securities	—	—	1,184	2,650

Total adjustments to net income available to common shareholders	4,914	307	10,363	14,090

Net (loss) income attributable to ADS	$(10,324)	$(367)	$23,294	$36,264

Adjustments to net (loss) income attributable to ADS:
Fair value of ESOP Compensation related to Redeemable Convertible Preferred Stock	2,317	2,690	7,343	8,064

Adjusted net (loss) income (Non-GAAP)	$(8,007)	$2,323	$30,637	$44,328

Adjustments to Weighted Average Common Shares Outstanding – Basic:
Unvested restricted shares	321	227	343	234
Redeemable Convertible Preferred shares	20,191	20,055	20,316	20,084

Total Weighted Average Fully Converted Common Shares Outstanding (Non-GAAP)	67,763	73,268	67,635	71,009
Adjusted (Loss) Earnings Per Fully Converted Share (Non-GAAP)	$(0.12)	$0.03	$0.45	$0.62